UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 3, 2018

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)    The 2018 annual meeting of shareholders of Tenet Healthcare Corporation (the “Company”) was held on May 3, 2018.

(b)    The Company’s shareholders (1) elected all eight of the nominees for director, (2) approved, on an advisory basis, the Company’s executive compensation, (3) ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accountants for the year ending December 31, 2018, and (4) did not approve a shareholder proposal regarding an independent board chairman.

The final results of voting on each of the matters submitted to a vote are set forth below. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present but were not counted as votes cast on any matter.

1.    Election of directors:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Ronald A. Rittenmeyer	79,137,925	2,622,326	61,100	10,600,865
J. Robert Kerrey	80,463,154	1,311,498	46,699	10,600,865
James L. Bierman	81,468,016	304,871	48,464	10,600,865
Richard W. Fisher	80,414,501	1,360,858	45,992	10,600,865
Brenda J. Gaines	79,727,501	2,047,489	46,361	10,600,865
Edward A. Kangas	79,614,623	2,151,745	54,983	10,600,865
Richard J. Mark	81,476,437	297,552	47,362	10,600,865
Tammy Romo	80,338,235	1,431,884	51,232	10,600,865

2.    Approval, on an advisory basis, of the Company’s executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
79,558,330	2,211,545	51,476	10,600,865

3.    Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accountants for the year ending December 31, 2018:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
90,405,212	1,934,869	82,135	—

4.    Shareholder proposal to urge the Board to adopt a policy that the chairman of the Board be an independent director:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
15,652,004	65,897,956	271,391	10,600,865

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ Paul A. Castanon
Paul A. Castanon
Vice President, Deputy General Counsel and Corporate Secretary

Date: May 7, 2018